Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT


To  the  Board  of  Directors
Amnis  Systems,  Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Amnis Systems, Inc. and Subsidiary (A Development Stage Company) of our report dated March 30, 2001 included in the Annual Report on Form 10-KSB of Amnis Systems, Inc. and Subsidiary (A Development Stage Company) for the year ended December 31, 2000 filed on April 2, 2001.



/s/ John Jeffords
-----------------------
Hood & Strong LLP

San Francisco, California
November 7, 2001


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